Exhibit (h)(14)

AMENDMENT

To Transfer Agency and Service Agreement
Between
TIAA-CREF Funds
And
Boston Financial Data Services, Inc.

This Amendment is made as of this 31st day of August 2010 between Boston Financial Data Services, Inc. and Each of the Entities Individually and Not Jointly on the Schedule A to the Transfer Agency and Service Agreement dated September 1, 2009 as amended, (the “Agreement”). In accordance with Section 17.1 (Amendment) and Section 19.1 (Additional Portfolios) of the Agreement the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Schedule A. The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto and dated effective as of August 31, 2010;

2. All defined terms and definitions in the Agreement shall be the same in this amendment (the “2010 Amendment”) except as specifically revised by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:

Name:	Name:

Title:	Title:

As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A
Dated: August 31, 2010

TIAA-CREF Funds *

Bond Fund
Bond Index Fund
Bond Plus Fund
Emerging Markets Equity Fund
Emerging Markets Equity Index Fund
Enhanced International Equity Index Fund
Enhanced Large-Cap Growth Index Fund
Enhanced Large-Cap Value Index Fund
Equity Index Fund
Growth & Income Fund
High-Yield Fund
Inflation-Linked Bond Fund
International Equity Fund
International Equity Index Fund
Large-Cap Growth Fund
Large-Cap Growth Index Fund
Large-Cap Value Fund
Large-Cap Value Index Fund
Lifecycle - 2010 Fund
Lifecycle - 2015 Fund
Lifecycle - 2020 Fund
Lifecycle - 2025 Fund
Lifecycle - 2030 Fund
Lifecycle - 2035 Fund
Lifecycle - 2040 Fund
Lifecycle - 2045 Fund
Lifecycle - 2050 Fund
Lifecycle Index 2010 Fund
Lifecycle Index 2015 Fund
Lifecycle Index 2020 Fund
Lifecycle Index 2025 Fund
Lifecycle Index 2030 Fund
Lifecycle Index 2035 Fund
Lifecycle Index 2040 Fund
Lifecycle Index 2045 Fund
Lifecycle Index 2050 Fund
Lifecycle Index Retirement Income Fund
Lifecycle Retirement Income Fund
Managed Allocation Fund
Mid-Cap Blend Index Fund
Mid-Cap Growth Fund
Mid-Cap Growth Index Fund
Mid-Cap Value Fund
Mid-Cap Value Index Fund

Money Market Fund
Real Estate Securities Fund
S&P 500 Index Fund
Short-Term Bond Fund
Small-Cap Blend Index Fund
Small-Cap Equity Fund
Small-Cap Growth Index Fund
Small-Cap Value Index Fund
Social Choice Equity Fund
Tax-Exempt Bond Fund

* TIAA-CREF Funds are Delaware statutory trusts.

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:

Name:	Name:

Title:	Title:

As an Authorized Officer on behalf of each of the Funds indicated on Schedule A